Exhibit 10.11

Date    2019

IMPERIAL INNOVATIONS LIMITED

IMPERIAL COLLEGE OF SCIENCE, TECHNOLOGY AND MEDICINE

ZIHIPP LIMITED

NOVATION AGREEMENT

DATE

2019

PARTIES

1.	IMPERIAL INNOVATIONS LIMITED (registered in England and Wales under number 02060639) whose address is 52 Princes Gate, London, SW7 2PG, England (“Innovations”)

2.

IMPERIAL COLLEGE OF SCIENCE, TECHNOLOGY AND MEDICINE (incorporated by Royal Charter in England and Wales under number RC000231) whose address is Exhibition Road, London, SW7 2AZ, England (the “College”)

3.	ZIHIPP LIMITED (registered in England and Wales under number 08341001) the registered office of which is at 52 Princes Gate, London SW7 2PG, United Kingdom (“Licensee”).

BACKGROUND

A.	This agreement is supplemental to the Intellectual Property Licence Agreement entered into between the College and the Licensee on or shortly before the date of this agreement (the “Licence”).

B.

Pursuant to an intellectual property assignment of the same date as this agreement, the College and Innovations have completed the assignment to Innovations of the intellectual property rights licensed to the Licensee by the College under the Licence.

C.

The College wishes to be released and discharged from the Licence as from the date of this agreement and the Licensee has agreed to release and discharge the College as from that date upon terms that Innovations undertakes to perform the Licence and to be bound by it in place of the College.

D.	In consideration of the mutual promises contained herein, the parties have agreed to be bound by the provisions of this agreement.

AGREEMENT

1	Novation

1.1

Subject to clause 3 below, the Licensee and the College in its capacity as Licensor (as defined in the Licence) mutually release each other from their obligations under the Licence as from the date of this agreement.

1.2

As from the date of this agreement, Innovations undertakes to each of the Licensee and the College to perform the Licence as Licensor (as defined in the Licence) and to be bound by its terms in every way as if Innovations had been a party to it in place of the College. The Licensee hereby acknowledges its consent to such transfer of obligations in accordance with clause 12.5 of the Licence.

1.3

The Licensee releases and discharges the College from all future claims and demands (meaning any claims or demands arising or notified after the date of this agreement) whatsoever in respect of the Licence and accepts the liability of Innovations under the Licence as from the date of this agreement. Nothing in this agreement will affect any claims or demands existing prior to the date of this agreement.

1.4	Innovations will be entitled to all rights and benefits under the Licence as Licensor (as defined in the Agreement) in place of the College as from the date of this agreement.

2	Amendments

2.1	Innovations and the Licensee agree that, on execution of this agreement:

2.1.1	a new clause 2.2(b) shall be inserted as follows:

(a)

The Parties acknowledge and agree that, even though no right or licence under any Clinical Data is granted under this Agreement, and even though a Data Access Agreement has not been entered into by Imperial College and the Licensee at the Effective Date, this Agreement refers to the Clinical Data for reasons of convenience and simplicity only. In particular:

(i)

Technology package, The Clinical Data is related to the Licensed Intellectual Property and forms part of a package of technology that the Licensee wants access to in order to pursue the development and commercialisation of certain products and services.

(ii)

Clinical data. The Clinical Data may comprise clinical trial data generated in clinical trials that were sponsored by Imperial College. Accordingly, certain regulatory and legal obligations may arise in respect of the Clinical Data, including on-going sponsor obligations. Imperial College remains the sponsor of the trials and the controller of any such data, and the Licensor will not take on any such responsibilities. The Licensor does not have possession of, or access to, the Clinical Data, and it does not process or control the Clinical Data. Accordingly, it is convenient for certain terms of any access by the Licensee to the Clinical Data to be set out separately, in a Data Access Agreement, between Imperial College and the Licensee.

(iii)

Technology package valuation. As the Clinical Data is related to, and forms part of a technology package with, the Licensed Intellectual Property, and as the financial terms set out in this Agreement have been negotiated and agreed based on this package as a whole, it is convenient for certain terms, including payment terms, relating to the Clinical Data to be set out in this Agreement. For the avoidance of doubt, however, the Parties acknowledge that any commercial value that the Clinical Data may have arises as a result of having access to them together with the Licensed Intellectual Property. Accordingly, if for any reason Imperial College and the Licensee do not enter into the Data Access Agreement, the Licensor shall have no obligation to alter the financial terms set out in this Agreement.

(iv)	Further clarification. Accordingly, and for the avoidance of doubt.

(A)	The Licensee shall at no time provide any Clinical Data to the Licensor unless and to the extent otherwise explicitly agreed in writing and in advance with the Licensor; and

(B)

Where clauses of this Agreement refer to the Clinical Data (including within the definitions of Licensed Products and Know-How Products), this shall not be interpreted as the Licensor controlling the Licensee’s activities with respect to the Clinical Data, rather restating (for reasons of convenience) the Licensee’s obligations under the Data Access Agreement.

2.1.2	clause 8.2 shall be deleted and replaced with the following:

“8.2 Innovations warranty. Innovations warrants that it owns all right, title and interest in and to the Licensed Patents and the Licensed Know-How.”

2.2	Save as provided in clause 2.1 above, no further changes shall be made to the Licence as a result of this Agreement and all remaining provisions shall remain in full force and effect.

3	Rights of the College

The College will remain bound by and be entitled to enforce such clauses of the Licence as impose obligations and provide rights and benefits to the College in its capacity as “Imperial College” (as defined in the Licence), in particular, clauses 2.5, 7.5, 9.1 and 9.2.

4	Counterparts

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original, but all of which shall together constitute one and the same instrument.

5	Governing Law

This agreement is governed by and shall be construed in accordance with the laws of England. Non-contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall also be governed by the laws of England.

The parties agree that the courts of England shall have exclusive jurisdiction in relation to any dispute arising out of this Agreement.

EXECUTED by the parties:

For and on behalf of Imperial College of Science, Technology and Medicine

Signature
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For and on behalf of Imperial Innovations Ltd
Signature
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For and on behalf of ZIHIPP LIMITED
Signature
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